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                         AMENDMENT NO. 2

                               TO

         THE CONSOLIDATED EDISON RETIREE HEALTH PROGRAM

                    FOR MANAGEMENT EMPLOYEES




                    Dated: December 28, 1994

                 Effective as of January 1, 1994

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     Pursuant to resolutions adopted on November 24, 1992 by the
Board of Trustees of Consolidated Edison Company of New York, Inc., the undersigned hereby approves the amendments to the Consolidated Edison Retiree Health Program for Management Employees set forth below, effective as of January 1, 1994:

1. The first sentence of Section 3.01(a) is hereby amended to read as follows:

"Only Employees who retire and immediately commence receiving a retirement pension from the Management Plan, their spouses and dependents (as defined in Appendix I under the Program), and Surviving Spouses who are receiving annuities from the Management Plan and their dependents (as defined in Appendix I) shall be eligible for medical, hospital, vision care and prescription drug benefits under the Program; provided, however, that former Employees whose employment terminated because of disability and who are eligible for an immediate pension under the Management Plan but have deferred commencement of such pension to continue to receive long term disability benefits under the LTD Plan shall also be eligible for benefits under the Program."

2. The first sentence of Section 3.01(b) his hereby amended to read as follows:

"An Employee who retires and immediately commences receiving a retirement pension from the Management Plan, and/or the spouse of such Employee, who participates in a group (not individual) medical/hospital benefit program provided by any source other than the Company and the Surviving Spouse of such retired Employee whose death terminates such other group coverage for such Surviving Spouse, may delay commencement of participation in the coverage for medical, hospital and vision care benefits under the Program until expiration of such other group coverage, provided that such retired Employee or Surviving Spouse continues to receive a pension or annuity from the Management Plan at the time participation in the coverage for medical, hospital and vision care benefits under the Program is to commence."

3. The second sentence of Section 7.07 is hereby deleted and the following sentence is inserted in place thereof:

"Any Employee who during any Plan Year was a Key Employee, as defined in Section 416(i) of the Code shall not be eligible to participate in the Program."

4. The second sentence under the heading "Description" in Appendix I -- Retiree Health Program Benefits, I.
Hospital/Medical Benefits, is hereby amended to read as follows:

"Benefits will be provided to those not eligible for Medicare and to those eligible for Medicare except that benefits provided shall, for those participants who are eligible for Medicare Parts A and B benefits, exclude benefits available under Medicare
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Parts A and B, whether or not such participants have enrolled in
Part A and/or Part B. Coverage will be provided through a combination of three premium rates established for: Single person not eligible for Medicare, single person eligible for Medicare, and coverage for dependents (spouse and/or children)."

5. In Section 8.01, after the word, "dependents," in the first sentence, insert the following:

", by action of its Board of Trustees or pursuant to authority granted by its Board of Trustees,".

     IN WITNESS WHEREOF, the undersigned has executed this instrument this 28th day of December, 1994.


                           THOMAS J. GALVIN
                           Thomas J. Galvin
                           Senior Vice President-Central Services
                           Consolidated Edison Company of
                             New York, Inc.





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